Exhibit 10.1

AMENDMENT TO SENIOR CONVERTIBLE NOTES

This Amendment to Senior Convertible Notes (this “Amendment”) is made and entered into as of February 27, 2024 (“Effective Date”), by and between Allarity Therapeutics, Inc., a Delaware corporation (the “Company”), and 3i, LP, a Delaware limited partnership (the “Holder”). The Company and the Holder are sometimes hereinafter referred to as the “Parties.”

The Holder and the Company are parties to a Securities Purchase Agreement, dated as of January 18, 2024 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Holder has paid an aggregate of $800,000, as evidenced by (a) the Senior Convertible Note, dated January 18, 2024 (the “January Note”), in the principal amount of $440,000 and (b) the Senior Convertible Note, dated February 13, 2024, in the principal amount of $440,000 (the “February Note” and, together with the January Note, the “Notes”). The purpose of this Amendment is to set forth the Parties mutual agreements and understandings with respect to the amendments and modifications to Section 4(c)(vi) of the Notes.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

A. Section 4(c)(vi) of the Notes is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

“vi. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5) upon the conversion of the then outstanding principal amount of this Note and payment of interest hereunder. Notwithstanding the foregoing, the Holder may not effectuate any Conversion and the Company may not issue any shares of Common Stock in connection therewith that would trigger any Trading Market requirement to obtain stockholder approval prior to a Conversion or any issuance of shares of Common Stock in connection therewith that would be in excess of that number of shares of Common Stock equivalent to 19.9% of the number of shares of Common Stock as of the Effective Date; provided, however, that the Holder may effectuate any Conversion and the Company shall be obligated to issue shares of Common Stock in connection therewith that would not trigger such a requirement. This restriction shall be of no further force or effect upon the approval of the stockholders in compliance with stockholder voting requirements of the applicable Trading Market rules. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement.”

B. This Amendment shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

C. This Amendment may be executed in any number of counterparts (including facsimile or PDF counterparts), each of which will be deemed an original, but all of which together will constitute one and the same instrument.

D. Except as modified and amended hereby, the Notes shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

ALLARITY THERAPEUTICS, INC.

By:	/s/ Thomas Jensen
Name:	Thomas Jensen
Title:	Chief Executive Officer

By:	3i Management, LLC
Its:	General Partner

By:	/s/ Maier J. Tarlow
Name:	Maier J. Tarlow
Title:	Manager